UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Noranda Aluminum Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8908550
(State of Incorporation or Organization)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates: 333-150760

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Each Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Common Stock, par value $0.01 per share (the “Common Stock”), of Noranda Aluminum Holding Corporation (the “Company”), is set forth under “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-150760), initially filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2008, as amended from time to time thereafter (the “Registration Statement”), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits

99.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 of Amendment No. 5 to the Company’s Registration Statement on Form S-1 (File No. 333-150760), filed on March 29, 2010).

99.2	Form of Bylaws, as amended, of the Company (incorporated by reference to Exhibit 3.4 of Amendment No. 5 to the Company’s Registration Statement on Form S-1 (File No. 333-150760), filed on March 29, 2010).

99.3	Form of common stock certificate of the Company (incorporated by reference to Exhibit 4.6 of Amendment No. 6 to the Company’s Registration Statement on Form S-1 (File No. 333-150760), filed on April 26, 2010).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Dated: May 11, 2010	By:	/s/ GAIL E. LEHMAN
	Name:	Gail E. Lehman
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 of Amendment No. 5 to the Company’s Registration Statement on Form S-1 (File No. 333-150760), filed on March 29, 2010).

99.2	Form of Bylaws, as amended, of the Company (incorporated by reference to Exhibit 3.4 of Amendment No. 5 to the Company’s Registration Statement on Form S-1 (File No. 333-150760), filed on March 29, 2010).

99.3	Form of common stock certificate of the Company (incorporated by reference to Exhibit 4.6 of Amendment No. 6 to the Company’s Registration Statement on Form S-1 (File No. 333-150760), filed on April 26, 2010).